77E  Legal Proceedings

Various civil actions have been filed against the Registrant in regard to market timing allegations. As of April 22, 2004, we have received the following complaints:

(1.) George Slaybe et al, Plaintiffs, v. Columbia Management Advisors, Inc., Defendant United States District Court District of Massachusetts
      Case # 04 10534 PBS
      Complaint Allegation:  Market Timing

(2.) Edward I. Segel and Iris Segel derivatively on behalf of Columbia Acorn Fund, Columbia Acorn Trust and the Columbia Funds, Plaintiffs, v. FleetBoston Financial Corporation, Fleet National Bank, Columbia Management Group, Inc., Columbia Funds Services, Inc., Columbia Wanger Asset Management, Columbia Management Advisors, Inc., Columbia Funds Distributor, Inc., John Does 1-4, Margaret Eisen, Leo Guthart, Jerome Kahn, Jr., Steven N. Kaplan, David C. Kleinman, Allan B. Muchin, John A. Wing, Charles P. McQuaid, Ralph Wanger, Ilytat, L.P., Ritchie Capital Management, Inc., Edward J. Stern, Canary Capital Partners LLC, Canary Capital Partners, LTD., Canary Investment Management, LLC, Daniel Calugar, Sal Giacalone, D.R. Loeser, Signalert Corporation, Alan Waldbaum, and Tandem Financial Services, Defendants, and Columbia Acorn Fund, Columbia Acorn Trust, and the Columbia Funds

      United States District Court
      District of Massachusetts
      Case # 04-10567MEL
      Complaint Allegation: Market Timing

(3.) Catherine Dukes, Individually and On Behalf of All Others Similarly Situated v. Columbia Funds, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia
Funds Distributor, Inc., and John Does 1-100

      United States District Court
      District of Massachusetts
      Case # 04-10315-PBS
      Complaint Allegation: Market Timing

(4.) AB Medical Equipment Corp., Individually and On Behalf of All Others Similarly Situated, Plaintiff, v. FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management L.P., Columbia Funds Distributor, Inc. and Columbia Funds

      United States District Court
      District of Massachusetts
      Case # 04-10355PBS

(5.) Karen M. McKenna, Individually and on Behalf of All Others Similarly Situated, Plaintiff, v. Columbia Funds, Columbia Acorn Trust, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc. and John Does 1-100, Defendants

      United States District Court
      Southern District of New York
      Case # 04 CV 1576

Complaint Allegation:  Market Timing

(6.) Lawrence S. Wick, as custodian for Ryan S. Wick, Andrew T. Wick, and Hayley
L. Wick, and Ryan S. Wick, Andrew T. Wick, and Hayley L. Wick individually and on behalf of others similarly situated, Plaintiffs, v. FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc., Columbia Funds

      United States District Court
      District of Massachusetts
      Case # 04-10408HEL

Complaint Allegation:  Market Timing

(7.) Steven B. Ehrlich, Custodian for Cory Ryan Ehrlich UTMA/Florida, Individually and On Behalf of All Others Similarly Situated v. Columbia Funds, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc., and John Does 1-100

      United States District Court
      District of Massachusetts
      Case # 04 10405 PBS

Complaint Allegation:  Market Timing

(8.) R.L. Simmonds and Jean Simmonds, on behalf of Themselves and on behalf of All Others Similarly Situated v. Columbia Funds, Columbia Management Advisors, Inc., Columbia Funds Distributor, Inc., Columbia Management Group, Inc., FleetBoston Financial Corporation, Columbia Wanger Asset Management, L.P.,

      United States District Court
      Southern District of New York
      Case # 04 CV 01879

Complaint Allegation:  Market Timing
77Q Exhibits


                                    AMENDMENT NO. 2
                                        TO THE
                           AGREEMENT AND DECLARATION OF TRUST
                                          OF
                                LIBERTY FUNDS TRUST VI


         WHEREAS, Section 1 of Article I of the Agreement and Declaration of Trust (Declaration of Trust) dated December 30, 1991, as amended, of Liberty Funds Trust VI (Trust), a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts authorizes the Trustees of the Trust to amend the Declaration of Trust to change the name of the Trust without authorization by vote of Shareholders of the Trust.

         WE, THE UNDERSIGNED, being a majority of the Trustees of Liberty Funds Trust VI, do hereby certify that the undersigned have determined to conduct the business of the Trust under the name "Columbia Funds Trust VI" and have authorized the following amendment to said Declaration of Trust:


         Section 1 of Article I is hereby amended to read in its entirety as follows:


                Section 1. This Trust shall be known as "Columbia Funds Trust VI" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

         The foregoing Amendment shall become effective as of October 13, 2003.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands in the City of Boston, Massachusetts, for themselves and their assigns, as of this September 15, 2003.




/s/ Douglas A. Hacker                                   /s/ John J. Neuhauser
    Douglas A. Hacker                                       John J. Neuhauser

/s/ Janet Langford Kelly                                /s/ Joseph R. Palombo
    Janet Langford Kelly                                    Joseph R. Palombo

/s/ Richard W. Lowry                                    /s/ Thomas E. Stitzel
    Richard W. Lowry                                        Thomas E. Stitzel

/s/ William E. Mayer                                    /s/ Thomas C. Theobald
    William E. Mayer                                        Thomas C. Theobald

/s/ Charles R. Nelson                                   /s/ Ann-Lee Verville
    Charles R. Nelson                                       Anne-Lee Verville




Commonwealth of Massachusetts               )
                                            )ss.
County of Suffolk                           )


         Then personally appeared the above-named Trustees and executed this Amendment No. 2 to the Agreement and Declaration of Trust of Liberty Funds Trust VI as their free act and deed, before me, this September
15, 2003.

                                                /s/ Erkia L. Nager
                                                    Erika L. Nager
                                                    Notary Public

                                             My Commission Expires:  6/14/2007




                       COLUMBIA NEWPORT ASIA PACIFIC FUND

                              MANAGEMENT AGREEMENT

AGREEMENT dated as of November 1, 2003, between COLUMBIA FUNDS TRUST VI, a Massachusetts business trust ("Trust"), with respect to COLUMBIA NEWPORT ASIA PACIFIC FUND ("Fund"), and COLUMBIA MANAGEMENT ADVISORS, INC., an Oregon corporation ("Advisor").

In consideration of the promises and covenants herein, the parties agree as follows:

1. The Advisor will manage the investment of the assets of the Fund in accordance with its prospectus and statement of additional information and will perform the other services herein set forth, subject to the supervision of the Board of Trustees of the Trust. The Advisor may delegate its investment responsibilities to a sub-advisor.

2.   In carrying out its investment management obligations, the Advisor shall:

     (a) evaluate such economic, statistical and financial information and undertake such investment research as it shall believe advisable; (b) purchase and sell securities and other investments for the Fund in accordance with the procedures described in its prospectus and statement of additional information; and (c) report results to the Board of Trustees of the Trust.

3. The Advisor shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

4. The Fund shall pay the Advisor monthly a fee at the annual rate of 0.95% of the first $1 billion of the average daily net assets of the Fund, 0.90% of the next $500 million and 0.85% in excess of $1.5 billion.

5. If the operating expenses of the Fund for any fiscal year exceed the most restrictive applicable expense limitation for any state in which shares are sold, the Advisor's fee shall be reduced by the excess but not to less than zero. Operating expenses shall not include brokerage, interest, taxes, deferred organization expenses, Rule 12b-1 distribution fees, service fees and extraordinary expenses, if any. The Advisor may waive its compensation (and bear expenses of the Fund) to the extent that expenses of the Fund exceed any expense limitation the Advisor declares to be effective.

6.   This Agreement shall become effective as of the date of its execution, and

     (a) unless otherwise terminated, shall continue until October 31, 2004 and from year to year thereafter so long as approved annually in accordance with the 1940 Act; (b) may be terminated without penalty on sixty days' written notice to the Advisor either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding shares of the Fund;
     (c) shall automatically terminate in the event of its assignment; and (d) may be terminated without penalty by the Advisor on sixty days' written notice to the Trust.

7.   This Agreement may be amended in accordance with the 1940 Act.

8. For the purpose of the Agreement, the terms "vote of a majority of the outstanding shares", "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act and exemptions and interpretations issued by the Securities and Exchange Commission under the 1940 Act.

9. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Advisor, or reckless disregard of its obligations and duties hereunder, the Advisor shall not be subject to any liability to the Trust or the Fund, to any shareholder of the Trust or the Fund or to any other person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder.


COLUMBIA FUNDS TRUST VI
on behalf of COLUMBIA NEWPORT ASIA PACIFIC FUND



By: /s/ Joseph R. Palombo
     Joseph R. Palombo
     President


COLUMBIA MANAGEMENT ADVISORS, INC.



By:/s/ Joseph R. Palombo
     Joseph R. Palombo
     Executive Vice President and Chief Operating Officer


A copy of the document establishing the Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but only upon the assets of the Fund.